EXHIBIT A
         To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment
              Management LLC (formally Allianz Life Advisers, LLC)

                        Effective through April 30, 2010



Name of Fund                         Expense Limitation
---------------------------------------------------------
AZL AIM International Equity Fund.................1.45%
AZL BlackRock Capital Appreciation Fund...........1.20%
AZL BlackRock Growth Fund.........................1.30%
AZL Columbia Mid Cap Value Fund...................1.30%
AZL Columbia Small Cap Value Fund
     Class 1 shares ..............................1.10%
     Class 2 shares...............................1.35%
AZL Columbia Technology Fund......................1.35%
AZL Davis NY Venture Fund
     Class 1 shares...............................0.95%
     Class 2 shares...............................1.20%
AZL Dreyfus Founders Equity Growth Fund...........1.20%
AZL First Trust Target Double Play Fund...........0.79%
AZL Franklin Small Cap Value Fund.................1.35%
AZL Jennison 20/20 Focus Fund.....................1.20%
AZL JPMorgan Large Cap Equity Fund................1.20%
AZL JPMorgan U.S. Equity Fund
     Class 1 shares...............................0.95%
     Class 2 shares...............................1.20%
AZL Money Market Fund.............................0.87%
AZL NACM International Fund.......................1.45%
AZL OCC Opportunity Fund..........................1.35%
AZL Oppenheimer Global Fund
     Class 1 shares...............................1.14%
     Class 2 shares...............................1.39%

Name of Fund                         Expense Limitation
--------------------------------------------------------
AZL Oppenheimer International Growth Fund.........1.45%
AZL PIMCO Fundamental IndexPLUS
     Total Return Fund............................1.20%
AZL S&P 500 Index Fund
     Class 1 shares...............................0.24%
     Class 2 shares...............................0.49%
AZL Schroder Emerging Markets Equity Fund
     Class 1 shares...............................1.40%
     Class 2 shares...............................1.65%
AZL Schroder International Small Cap Fund.........1.65%
AZL Small Cap Stock Index Fund....................0.58%
AZL TargetPLUS Balanced Fund......................0.89%
AZL TargetPLUS Equity Fund........................0.79%
AZL TargetPLUS Growth Fund........................0.89%
AZL TargetPLUS Moderate Fund......................0.89%
AZL Turner Quantitative Cap Growth Fund...........1.35%
AZL Van Kampen Comstock Fund......................1.20%
AZL Van Kampen Equity and Income Fund.............1.20%
AZL Van Kampen Global Franchise Fund..............1.39%
AZL Van Kampen Global Real Estate Fund............1.35%
AZL Van Kampen Growth and Income Fund.............1.20%
AZL Van Kampen Mid Cap Growth Fund................1.30%



                          ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST


                          By: /s/ Jeffrey Kletti
                             ____________________________________________

                          Name: Jeffrey Kletti

                          Title:  President


                          ALLIANZ INVESTMENT MANAGEMENT LLC


                          By:  /s/ Brian Muench
                              _____________________________________________

                          Name: Brian Muench

                          Title:   Vice President


                                                              Updated: 1/26/09